Exhibit 3.31

RESTATED CERTIFICATE OF INCORPORATION

CONTINENTAL MEDICAL SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The present name of the Corporation is Continental Medical Systems, Inc.

The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 11, 1985.

2. This Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation to read as hereinafter set forth in full:

RESTATED CERTIFICATE OF INCORPORATION

OF

CONTINENTAL MEDICAL SYSTEMS, INC.

FIRST: The name of the Corporation is Continental Medical Systems, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The amount of total authorized capital stock of the Corporation is Thirty Million (30,000,000) shares, divided into Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share, and Ten Million (10,000,000) shares of undesignated Preferred Stock, par value $.01 per share.

No stockholder shall have any preemptive right to subscribe to or purchase any issue of stock or other securities of the Corporation, or any treasury stock or other treasury securities.

The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights are as follows:

PART I

UNDESIGNATED PREFERRED STOCK

1. Issuance in Series. Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of any such Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of Section 2.

2. Authority of the Board with Respect to Series. The Board of Directors is authorized at any time and from time to time, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of shares of Preferred Stock in one or more series and by filing a certificate pursuant to the applicable law of the State of Delaware to establish the number of shares to be included in each such series, and to fix the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation including, but not limited to, determination of any of the following:

(a) the distinctive serial designation and the number of shares constituting a series;

(b) the dividend rate or rates of the shares of a series, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, the relative rights of priority, if any, and the participating or other special rights, if any, with respect to dividends;

(c) the voting powers, full or limited, if any, of the shares of the series;

(d) whether the shares of the series are redeemable and, if so, the terms and conditions on which the shares may be redeemed, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(e) the amount or amounts payable upon the shares of a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any other class or series of the same or any other class or classes of stock of the Corporation ranking junior to that series of Preferred Stock;

(f) whether the shares of a series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of that series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

(g) whether the shares of a series are convertible into, or exchangeable for, shares of any other class or series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

(h) any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of this Certificate of Incorporation.

3. Dividends. Before any dividends on any class or classes of stock of the Corporation ranking junior to the Preferred Stock (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Preferred Stock) may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be fixed in the resolution or resolutions. The term “class or classes of stock of the Corporation ranking junior to the Preferred Stock” means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation.

4. Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

5. Voting Rights. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part I, the holders of Preferred Stock shall have no voting power with respect to any matter whatsoever.

PART II

COMMON STOCK

1. Junior to Preferred Stock. The Common Stock shall rank junior to the Preferred Stock with respect to payment of dividends and distribution on liquidation, dissolution or winding up of the Corporation.

2. Voting Rights. Except as expressly provided by law, or as otherwise provided in Part I above, all voting rights shall be vested in the holders of the Common Stock. At each meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote for each such share on each matter to come before the meeting, except as otherwise provided in this Certificate of Incorporation or by law.

3. Dividends. After all accumulated and unpaid dividends upon all shares of Preferred Stock for all previous dividend periods shall have been paid and full dividends on all shares of Preferred Stock for the then current dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor, and after or concurrently with the setting aside of any and all amounts then or theretofore required to be set aside for any sinking fund obligation or obligation of a similar nature in respect of any class or series of preferred stock or any other class or series of stock having preferential dividend rights, then and not otherwise, dividends may be declared upon and paid to the holders of the Common Stock to the exclusion of the holders of the Preferred Stock.

4. Rights Upon Liquidation. In the event of voluntary or involuntary liquidation or dissolution or winding up of the Corporation, after payment in full of amounts, if any, required to be paid to the holders of shares of stock having preferential liquidation rights, including without limitation the holders of the Preferred Stock, the holders of the Common Stock shall be entitled, to the exclusion of the holders of shares of stock having preferential liquidation rights, including without limitation the holders of the Preferred Stock, to share ratably in all remaining assets of the Corporation.

FIFTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stock-holders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of §279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: The term of existence of the Corporation shall be perpetual.

EIGHTH: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

NINTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

TENTH: The election of directors shall be conducted in the manner prescribed in the By-Laws of the Corporation and need not be by ballot.

3. This Restated Certificate of Incorporation was duly proposed and declared to be advisable by the directors and duly adopted by the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of Delaware. This Restated Certificate of Incorporation was duly adopted by the written consent of the holders of a majority of the outstanding stock of the Corporation and written notice of such action has been given to the remaining stockholders in accordance with Section 228 of the General Corporation Law of Delaware.

4. The capital of the Corporation will not be reduced under or by reason of any amendment in this Restated Certificate of Incorporation.

IN WITNESS WHEREOF, CONTINENTAL MEDICAL SYSTEMS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Robert A. Ortenzio, its Senior Vice President and attested by William M. Goldstein, its Secretary, this 16th day of October, 1986.

(CORPORATE SEAL)	CONTINENTAL MEDICAL SYSTEMS, INC.

	By	/s/ Robert A. Ortenzio
Robert A. Ortenzio Senior Vice President

	Attest	/s/ William M. Goldstein
William M. Goldstein
Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

* * * * *

CONTINENTAL MEDICAL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Continental Medical Systems, Inc., resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and placing consideration thereof before the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the FOURTH Article thereof so that, as amended said Article shall be and read as follows:

“FOURTH: The amount of total authorized capital stock of the Corporation is Fifty Million (50,000,000) shares, divided into Forty Million (40,000,000) shares of Common Stock, par value $.0l per share, and Ten Million (10,000,000) shares of undesignated Preferred Stock, par value $.01 per share.

* * * * *

SECOND: That, thereafter, pursuant to resolution of its Board of Directors, the next annual meeting of the stockholders of said corporation was duly held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Continental Medical Systems, Inc. has caused this certificate to be signed by Rocco A. Ortenzio, its President, and attested by William Goldstein, its Secretary, this 24th day of November, 1987.

		By:	/s/ unreadable
President

ATTEST:

By	/s/ William M. Goldstein
Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

* * * * *

CONTINENTAL MEDICAL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Continental Medical Systems, Inc., resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and placing consideration thereof before the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Articles Eighth and Tenth of the Company’s Restated Certificate of Incorporation be, and they hereby are, amended and incorporated into a new Article Eighth, which shall read as follows:

“EIGHTH: The election of directors shall be conducted in the manner prescribed in the Certificate of Incorporation and in the By-Laws of the Corporation and need not be by ballot.

8.1 Number, Election and Terms of Directors. The number of directors of the Corporation shall be not less than five nor more than thirteen, the exact number within such limits to be determined from time to time by a majority vote of the directors then in office. Except as provided in subparagraph 8.2 below, the directors shall be elected in the following manner: The directors shall be divided, with respect to the time for which they severally hold office, into three classes by a majority vote of the Board of Directors prior to the 1989 annual meeting of stockholders, with the term of office of the first class to expire at the 1989 annual meeting of stockholders, the term of office of the second class to expire at the 1990 annual meeting of stockholders and the term of office of the third class to expire at the 1991 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. The number of directors in each class shall be as nearly equal as possible. At each annual meeting of stockholders, commencing with the 1989 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

8.2 Vacancies and Newly Created Directorships. Any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the directors then in office; and any other vacancy on the board of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any directors chosen under the provisions of the immediately preceding sentence shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall have been elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. Any vacancies created as a result of an increase in the number of directors shall be allocated by the Board of Directors to make the classes of directors as nearly equal as possible.

8.3 Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this article eighth unless expressly provided by such terms.

8.4 Removal. Any director may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, any vacancy in the board of directors caused by any such removal may be filled in the manner provided in this article eighth.

8.5 Amendments. This Article may be altered, amended or repealed, and any provision inconsistent herewith may be adopted, only by the affirmative vote of the holders of not less than 75% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, in addition to any other vote required by the certificate of incorporation or the by-laws of the corporation.”

SECOND: That, thereafter, pursuant to resolution of its Board of Directors, the next annual meeting of the stock-holders of said corporation was duly held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Continental Medical Systems, Inc. has caused this certificate to be signed by Rocco A. Ortenzio, its President, and attested by William M. Goldstein, its Secretary, this 21st day of November, 1968.

		By:	/s/ Rocco A. Ortenzio
Rocco A. Ortenzio, President

ATTEST:

By	/s/ William M. Goldstein
William M. Goldstein,
Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

BUCKINGHAM VALLEY NURSING CENTER, INC.

AND

RICHBORO CARE CENTER, INC.

INTO

CONTINENTAL MEDICAL SYSTEMS, INC.

*************

Continental Medical Systems, Inc., a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated on the 11th day of September, 1985, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this Corporation owns all of the outstanding shares of the stock of Buckingham Valley Nursing Center, Inc., a corporation incorporated on the 28th day of January, 1986, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this Corporation owns all of the outstanding shares of the stock of Richboro Care Center, Inc., a corporation incorporated on the 28th day of January, 1986, pursuant to the General Corporation Law of the State of Delaware.

FOURTH: That this Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members dated as of March 14, 1989, filed with the minutes of the board, determined to and did merge into itself said Buckingham Valley Nursing Center, Inc. and said Richboro Care Center, Inc. (collectively, the “Subsidiaries”).

RESOLVED, that the Corporation merge, and it hereby does merge, into itself each of the Subsidiaries, and in connection with such merger of the Corporation hereby assumes all of the obligations of each of the Subsidiaries;

FURTHER RESOLVED, that the merger shall be effective upon the date of filing required under Section 253 with the Secretary of State of Delaware;

FURTHER RESOLVED, that the proper officers of this Corporation be, and each of them hereby is, authorized and directed to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge the Subsidiaries into the Corporation and to assume the liabilities and obligations of the Subsidiaries, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the appropriate Recorder of Deeds and to do all acts and things whatsoever, whether within or without the State of Delaware, which such officers, or any of them, consider necessary or proper to effect said merger and the purposes of these resolutions.

IN WITNESS WHEREOF, said Continental Medical Systems, Inc. has caused this certificate to be signed by Robert A. Ortenzio, its Executive Vice President, and attested by William M. Goldstein, its Secretary, this day of March 31st, 1989.

CONTINENTAL MEDICAL SYSTEMS, INC.

		By:	/s/ Rocco A. Ortenzio
Rocco A. Ortenzio
Executive Vice President

ATTEST:

By:	/s/ William M. Goldstein
William M. Goldstein, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

Kelspride Nursing Homes, Inc.

INTO

Continental Medical Systems, Inc.

* * * * *

Continental Medical Systems, Inc., a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 11th day of September, 1985, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the stock of Kelspride Nursing Homes, Inc., a corporation incorporated on the 24th day of April, 1961, pursuant to the General Laws of the Commonwealth of Massachusetts.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the board on the 19th day of December, 1990, determined to and did merge into itself said Kelspride Nursing Homes, Inc.:

RESOLVED, that Continental Medical Systems, Inc. merge, and it hereby does merge into itself said Kelspride Nursing Homes, Inc., and assumes all of its obligations; and

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

CONTINENTAL MEDICAL SYSTEMS, INC.

Continental Medical Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

That, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of said Corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, as amended, said board of directors, at a meeting duly held on March 11, 1991, adopted a resolution providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 50,000 shares, par value $.01 per share, of Series A Junior Participating Preferred Stock, which resolution is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation hereby is created, with the designations, amount, powers, preferences, rights and qualifications set forth in Exhibit A hereto.

IN WITNESS WHEREOF, said Continental Medical Systems, Inc. has caused this Certificate to be signed by Rocco A. Ortenzio, its Chairman and attested by Deborah M. Welsh, its Assistant Secretary this 12th day of March, 1991.

CONTINENTAL MEDICAL SYSTEMS, INC.

By:	/s/ Rocco A. Ortenzio
Rocco A. Ortenzio
Chairman

ATTEST:

By:	/s/ Deborah M. Welsh
Deborah M. Welsh
Assistant Secretary

Exhibit A

CONTINENTAL MEDICAL SYSTEMS, INC.

DESIGNATION OF POWERS, PREFERENCES, RIGHTS AND

QUALIFICATIONS OF SERIES A JUNIOR PARTICIPATING

PREFERRED STOCK

Section 1. Designation and Amount. The shares of stock of such series shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares of stock constituting such series shall be 50,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock which are issued and outstanding shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the per share amount of all cash dividends (payable in cash), and 1,000 times the per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Shares, $.01 par value, of the Company (the “Common Stock”). In the event the Company shall at any time after March 21, 1991 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Company shall declare a dividend or distribution on the issued and outstanding shares of Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the date of declaration of any dividend on the Common Stock. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or required by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Company.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears for a period of two (2) full fiscal quarters, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time as all accrued and unpaid dividends then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock which does not rank senior to the Series A Junior Participating Preferred Stock (including the Series A Junior Participating Preferred Stock) with dividends in arrears thereon for a period of two (2) full fiscal quarters, voting as a class, irrespective of series, shall have the right to elect one (1) Director.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to one (1) Director or, if such right is exercised at an annual meeting, to elect one (1) Director. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, the President, a Vice-President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock and of Series A Junior Participating Preferred Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect one (1) Director voting as a class, after the exercise of which right (x) the Director so elected by the holders of Preferred Stock shall continue in office until his successor shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3 or in the articles or certificate of incorporation of the Company) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant.

References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect a Director shall cease, (y) the term of any Director elected by the holders of Preferred Stock as a class shall terminate, and (z)

the number of Directors shall be such number as may be provided for in the articles or certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the articles or certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein or as required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever any dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends Or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for any stock of the Company ranking no higher (either as to dividends or rights upon liquidation, dissolution or winding up) than such junior stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock or as provided in clause (iv) below;

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1.00 per share, plus an amount equal to any accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) Notwithstanding paragraph (A) of this Section 6, (i) in the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Participating Preferred Stock and of any such parity shares in proportion to their respective liquidation preferences; and (ii) in the event that after the required distributions to holders of Preferred Stock there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision of adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (ii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Certificate of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the

(C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision of adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (ii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Certificate of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holder’s of Series A Junior Participating Preferred Stock.

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

Fort Washington Rehabilitation Center, Inc.

INTO

Continental Medical Systems, Inc.

* * * * *

Continental Medical Systems, Inc., a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 11th day of September, 1985, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the stock of Fort Washington Rehabilitation Center, Inc., a corporation incorporated on the 28th day of January, 1986, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its member, filed with the minutes of the board on the 22nd day of April, 1991, determined to and did merge into itself said Fort Washington Rehabilitation Center, Inc.:

RESOLVED, that Continental Medical Systems, Inc. merge, and it hereby does merge into itself said Fort Washington Rehabilitation Center, Inc., and assumes all of its obligations; and

FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Fort Washington Rehabilitation Center, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

IN WITNESS WHEREOF, said Continental Medical Systems, Inc. has caused this certificate to be signed by Robert A. Ortenzio, its President and attested by Deborah Myers Welsh, its Assistant Secretary this 22nd day of April, 1991.

Continental Medical Systems, Inc.

By:	/s/ Robert A. Ortenzio
President

ATTEST:

By:	/s/ Deborah Myers Welsh
Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CMS Lakeland, Inc.

INTO

Continental Medical Systems, Inc.

* * * * *

Continental Medical Systems, Inc., a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 11th day of September, 1985, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the stock of CMS Lakeland, Inc., a corporation incorporated on the 8th day of September, 1988, pursuant to the Business Corporation Act of the State of Michigan.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the board on the 9th day of May, 1991, determined to and did merge into itself said CMS Lakeland, Inc.:

RESOLVED, that Continental Medical Systems, Inc. merge, and it hereby does merge into itself said CMS Lakeland, Inc., and assumes all of its obligations; and

FURTHER RESOLVED, that the merger shall become effective upon the date of filing with the Secretary of State of Delaware.

FURTHER RESOLVED, that the Proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said CMS Lakeland, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

IN WITNESS WHEREOF, said Continental Medical Systems, Inc. has caused this certificate to be signed by Deborah Myers Welsh, its Vice President and attested by F. Lisa Murtha, its Assistant Secretary this 5th day of June, 1991.

Continental Medical Systems, Inc.

By:	/s/ Deborah Myers Welsh
Vice President and Secretary

ATTEST:

By:	/s/ F. Lisa Murtha
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

Continental Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of said corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation, as amended, of said corporation declaring said amendment to be advisable and placing consideration thereof before the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of Article FOURTH of the corporation’s Restated Certificate of Incorporation, as amended, be amended and restated as follows:

“FOURTH: The amount of total authorized capital stock of the Corporation is Ninety Million (90,000,000) shares, divided into Eighty Million (80,000,000) shares of Common Stock, par value $.01 per share, and Ten Million (10,000,000) shares of undesignated Preferred Stock, par value $.01 per share.”

SECOND: That, thereafter, pursuant to resolution of its Board of Directors, the next annual meeting of the stockholders of said Corporation was duly held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Continental Medical Systems, Inc. has caused this certificate to be signed by David G. Nation, a Senior Vice President, and attested by Deborah Myers Welsh, its Assistant Secretary, this 15th day of November, 1991.

By:	/s/ David G. Nation
David G. Nation
Senior Vice President

ATTEST:

By:	/s/ Deborah Myers Welsh
Deborah Myers Welsh
Assistant Secretary

CERTIFICATE OF MERGER

OF

CMS MERGER CORPORATION

WITH AND INTO

CONTINENTAL MEDICAL SYSTEMS, INC.

(UNDER SECTION 251 OF THE GENERAL

CORPORATION LAW OF THE STATE OF DELAWARE)

CONTINENTAL MEDICAL SYSTEMS, INC. hereby certifies that:

1.	The name and state of incorporation of each of the constituent corporations to the merger are:

(a)	CMS Merger Corporation, a Delaware corporation (“Merger Sub”); and

(b)	Continental Medical Systems, Inc., a Delaware corporation (“CMS”).

2.	An Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) among Horizon Healthcare Corporation (the sole stockholder of Merger Sub), Merger Sub and CMS has been approved, adopted, certified, executed and acknowledged by CMS and Merger Sub in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

3.	The name of the corporation surviving the merger is Continental Medical Systems, Inc.

4.	The Restated Certificate of Incorporation, as amended, of CMS, as in effect immediately prior to the effective time of the merger, shall be the Certificate of Incorporation of the surviving corporation until further amended as provided therein and under Delaware law.

5.	An executed copy of the Merger Agreement is on file at the principal place of business of CMS at 600 Wilson Lane, Mechanicsburg, Pennsylvania 17055.

6.	A copy of the Merger Agreement will be furnished by CMS, on request and without cost, to any stockholder of Merger Sub or CMS.

IN WITNESS WHEREOF, CMS has caused this certificate to be signed by a duly authorized officer thereof, as of the sixth day of July, 1995.

CONTINENTAL MEDICAL SYSTEMS, INC.

By:	/s/ David G. Nation
David G. Nation
Senior Vice President

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Section 242 of the

Delaware General Corporation Law)

Continental Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors and the Sole Shareholder of said corporation have adopted a Joint Resolution in Writing, setting forth a proposed amendment to the Restated Certificate of Incorporation, as amended, of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

FURTHER RESOLVED, that the first paragraph of Article Fourth of this Corporation’s Restated Certificate of Incorporation, as amended, be amended and restated as follows: “The amount of total authorized capital stock of the Corporation is One Thousand (1,000) shares of Common Stock, par value $.01 per share.”

SECOND: That said amendment was duly adopted by the sole shareholder in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware and by the Board of Directors in accordance with the provisions of Section 141(1) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Continental Medical Systems. Inc. has caused this Certificate of Amendment to be executed by Robert A. Ortenzio, President, and attested by Scot Sauder, its Secretary, this 28th day of December, 1995.

ATTEST:		CONTINENTAL MEDICAL SYSTEMS INC.

By:	/s/ Scot Sauder	By:	/s/ Robert A. Ortenzio
	Scot Sauder, Secretary		Robert A. Ortenzio, President

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

Continental Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors and sole stockholder of the Corporation duly adopted resolutions setting forth a proposed amendment to the Restated Certificates of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Section 8.1 of the Corporation’s Restated Certificate of Incorporation be, and hereby is, amended and incorporated into a new Section 8.1 which shall read as follows;

“8.1 Number and Election of Directors: The number of directors shall be as proscribed by the Bylaws of the Corporation. The election of directors shall be conducted in the manner proscribed in the Bylaws of the Corporation and need not be by ballot.”

SECOND: That, thereafter, pursuant to resolution of its Board of Directors and sole shareholder, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, by its duly authorized officer, has hereto set its hand as of this 22nd day of February, 2006.

/s/ Jay Grinney
Jay Grinney President of the sole stockholder of the Corporation